CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-88787 on Form N-6 of our report dated April 20, 2022, relating to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company appearing on Form N-VPFS for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 21, 2022